Exhibit No. 10.14

FOURTH AMENDMENT TO EXCHANGE AGREEMENT

THIS FOURTH AMENDMENT (“Amendment”) to the Exchange Agreement dated June 7, 2022, between SAFE PRO GROUP INC. f/k/a Cybernate Corp., a Delaware corporation (the “Parent”), SAFE-PRO USA, LLC, a limited liability organized under the laws of Florida (the “Company”) and the Members of the Company (each a “Member” and collectively “Members”) is made as of this 26th day of August 2023.

W I T N E S S E T H :

WHEREAS, the Parent, the Company, and the Members executed that certain Exchange Agreement dated June 7, 2022 (“Exchange Agreement”);

WHEREAS, the Parent, the Company, and the Members entered into that certain First Amendment to Exchange Agreement on October 27, 2022, extending certain dates in Section 7.07(ii) thereof; and

WHEREAS, the Parent, the Company, and the Members entered into that certain Second Amendment to Exchange Agreement on May 12, 2022, extending certain dates in Section 7.07(ii) thereof; and

WHEREAS, the Parent, the Company, and the Members entered into that certain Third Amendment to Exchange Agreement on May 12, 2022, extending certain dates in Section 7.07(ii) thereof; and

WHEREAS, the Parent, the Company, and the Members desire to amend the Exchange Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenant and conditions contained herein, the Parties agree as follows:

1.	This Fourth Amendment to Exchange Agreement replaces and supersedes the Third Amendment to Exchange Agreement.

2.	From and after the date hereof, the following provisions are amended as below:

a.	Under the heading “BACKGROUND” the initial price of the Series A Preferred Stock shall be amended to replace “$10.00” with “$2.50 (Two Dollars and Fifty Cents)”. The Members hereby consent to the amendment of the Designation of the Series A Preferred Stock such that the initial price thereof shall be $2.50 (Two Dollars and Fifty Cents) and that the Parent shall file such amendment upon the full execution hereof.

b.	Section 7.08 shall be replaced with the following:

i.	“Section 7.08. Additional Consideration.

a. After the Parent has listed its common shares for trading on a national market system exchange (the “Listing”), the Parent shall award the Members a number of shares of Parent Common Stock equal to $2,500,000 (the “Listing Shares”), valued at the opening price on the date of the Listing. The Listing Shares will vest upon the Company achieving $5,000,000 in revenue calculated on a trailing twelve-month basis.

b. Upon the Company achieving $5,000,000 in revenue through the sale of Safe Pro USA manufactured products, calculated from the date of this amendment forward, the Members will be entitled to a one-time payment in an amount equal to 10% of the net profits generated therefrom.

3.	Pravin Borkar acknowledges and confirms that the amount owed to him as set forth in Section 3.12 is $1,326,710.65 as of July 31, 2023, with such amount to be paid from the contract with Bangladesh Ministry of Defense (the reference to the United Nations in the Agreement being a mutual error of the Parties) (the “BMD Receivable”). The amount receivable from the contract is $956,213.61 as of August 15, 2023. The difference between the debt amount and the BMD Receivable shall be paid from the cash flow of the Company or the Parent. Should any amounts be outstanding on the Affiliate Dept at the time of the Listing, then upon the Listing and upon the request of Borkar, the Company will advance up to $500,000 to Borkar against the unpaid and outstanding BMD Receivable. Additionally, any accounts receivable collected that originated prior to December 31, 2021, shall be paid to the Members.

4.	Notwithstanding the employment agreements delivered pursuant to Section 5.02, each of Pravin Borkar and Anjali Borkar shall receive a yearly salary of $120,000, which amounts shall not offset any debt owed as set forth in Section 3.12 as amended by Paragraph 3 above.

5.	Other Terms Unchanged. The Exchange Agreement, as amended by this Amendment, remains, and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The Parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO FOURTH AMENDMENT TO EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized signatories all as of the day and year first above written.

SAFE PRO GROUP INC.

f/k/a Cybernate Corp.

By:	/s/ Daniyel Erdberg
Daniyel Erdberg, CEO

SAFE-PRO USA, LLC

By:	/s/ Pravin Borkar
Pravin Borkar, Manager

MEMBERS

By:	/s/ Pravin Borkar
Pravin Borkar, Member